UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2025

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10765	23-2077891
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, Pennsylvania 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock	UHS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

UHS of Delaware, Inc., the wholly-owned administrative services subsidiary of Universal Health Services, Inc. (the “Company”) is a defendant in a lawsuit filed in Washoe County, Nevada, along with Pinnacle Management Group NV, LLC (in which a subsidiary of the Company holds a 50% interest) and several individuals. The Company was previously dismissed from the lawsuit.

The lawsuit contains allegations of intentional interference with contractual relationships and prospective economic advantage resulting from the departure of several physicians from St. Mary’s Medical Group in Reno, Nevada, who joined Pinnacle Medical Group in 2021. A trial of this matter was concluded on September 26, 2025, with a verdict rendered against UHS of Delaware, Inc. and the other defendants for approximately $4.7 million in compensatory damages. The jury also awarded punitive damages against UHS of Delaware, Inc. of $500 million and lesser amounts against some of the other defendants. Based upon Nevada statutory law, we expect the punitive damages to be reduced to a maximum of approximately $14 million. We also believe that recent Nevada Supreme Court precedent could further reduce the amount of punitive damages.

UHS of Delaware, Inc. and the other defendants are evaluating all legal options and intend to challenge this verdict in post-judgment trial court proceedings and on appeal. We are uncertain as to the ultimate financial exposure related to this matter and we can make no assurance regarding its outcome, or the amount of damages that may be recoverable after post-judgment proceedings and appeals. If we are unsuccessful in reversing the verdict, or significantly reducing the level of damages, or we are required to post a substantial bond pending appeal, this matter could have a material adverse effect on the financial condition of the Company.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/s/ Steve Filton
Name: Steve Filton
Title: Executive Vice President and Chief Financial Officer

Date: September 29, 2025